[logo omitted] STATE STREET                               800 Pennsylvania
Serving Insitutional Investors Worldwide                  Kansas City, MO  64105
                                                       Telephone: (816) 871-4100




Janaury 24, 2000


Ms. Rosanne Holtzer
Reich & Tang Funds
903 Hunter's Run
New York, NY  10522

        Re: Each of the contracts listed on Exhibit A hereto


Dear Rosanne:

     As you are aware, we are completing the acquisition process that began in 1995 when State Street purchased Investors Fiduciary Trust company. The State Street/IFTC combination has been truly beneficial, particularly in the areas of product offerings, technology and customer service. In order to support continued growth and to meet the changing needs of our clients, we will be assigning all IFTC cstody and fund accounting contracts to State Street Bank and Trust Company as soon as possible.

     We request your agreement to such assignment and to the assumption of all rights, duties and obligations of the above referenced contracts by State Street Bank and Trust Company, effective January 1, 2000. Please indicate your cmpany's consent to the assignment and assumption by signing the enclosed copy of this letter and returning it to me in the enclosed pre-addressed envelope.

     Thank you for your prompt response, and please do not hesitate to call me at (816) 871-9000 if I can provide any further information or be of assistance in any way.

Sincerely,

/s/ Mark Nicholson
Mark Nicholson

[logo omitted] STATE STREET
Serving Insitutional Investors Worldwide


APPROVED AND AGREED TO:

On behalf of the following funds (Investment Accounting Agreement):



Back Bay Funds, Inc.                            Michigan Daily Tax Free Income Fund, Inc.
The Bradford Funds, Inc.                        New Jersey Daily Municipal Income Fund, Inc.
California Daily Tax Free Income Fund, Inc.     New York Daily Tax Free Income Fund, Inc.
Connecticut Daily Tax Free Income Fund, Inc.    North Carolina Daily Municipal Income Fund, Inc.
Cortland Trust, Inc.                            PAX World Money Market Fund, Inc.
Daily Dollar International, Ltd.                Pennsylvania Daily Municipal Income Fund
Daily Tax Free Income Fund, Inc.                Reich & Tang Equity Fund, Inc.
Delafield Fund, Inc.                            Short Term Income Fund, Inc.
Florida Daily Municipal Income Fund             Tax Exempt Proceeds Fund, Inc.
Georgia Daily Municipal Income Fund, Inc.       Virginia Daily Municipal Income Fund, Inc.
Institutional Daily Income Fund



        By: /s/ Bernadette N. Finn
        Title:  Vice President/Secretary
        Date:   January 31, 2000

On behalf of the following funds (Custody Agreement):





California Daily Tax Free Income Fund, Inc.     New Jersey Daily Municipal Income Fund, Inc.
Connecticut Daily Tax Free Income Fund, Inc.    New York Daily Tax Free Income Fund, Inc.
Cortland Trust, Inc.                            North Carolina Daily Municipal Income Fund, Inc.
Daily Tax Free Income Fund, Inc.                Pennsylvania Daily Municipal Income Fund
Delafield Fund, Inc.                            Reich & Tang Equity Fund, Inc.
Florida Daily Municipal Income Fund             Short Term Income Fund, Inc.
Georgia Daily Municipal Income Fund, Inc.       Tax Exempt Proceeds Fund, Inc.
Institutional Daily Income Fund                 Virginia Daily Municipal Income Fund, Inc.
Michigan Daily Tax Free Income Fund, Inc.


   By: /s/ Bernadette N. Finn
        Title:  Vice President/Secretary
        Date:   January 31, 2000


Reich & Tang Asset Management, L.P.

  By: /s/ Bernadette N. Finn
        Title:  Vice President/Secretary
        Date:   January 31, 2000

[logo omitted] STATE STREET
Serving Insitutional Investors Worldwide



Back Bay Funds, Inc.

 By: /s/ Bernadette N. Finn
        Title:  Secretary
        Date:   January 31, 2000

The Bradford Funds, Inc.

 By: /s/Judy Abroms
        Title:  Vice President/Secretary
        Date:   January 31, 2000

Daily Dollar International, Ltd.

By:  /s/ Glen MacMullin
        Title: Director
        Date: February 2, 2000

PAX World Money Market Fund, Inc.

 By: /s/ Bernadette N. Finn
        Title:  Secretary
        Date:   January 31, 2000

                                   EXHIBIT A

Investment Accounting Agreement by and between each of the following investment companies and Investors Fduciary Trust Company dated March 1995, as amended Janaury 1997, March 1998, June 3, 1999 and December 31, 1999:


Back Bay Funds, Inc.                            Michigan Daily Tax Free Income Fund, Inc.
The Bradford Funds, Inc.                        New Jersey Daily Municipal Income Fund, Inc.
California Daily Tax Free Income Fund, Inc.     New York Daily Tax Free Income Fund, Inc.
Connecticut Daily Tax Free Income Fund, Inc.    North Carolina Daily Municipal Income Fund, Inc.
Cortland Trust, Inc.                            PAX World Money Market Fund, Inc.
Daily Dollar International, Ltd.                Pennsylvania Daily Municipal Income Fund
Daily Tax Free Income Fund, Inc.                Reich & Tang Equity Fund, Inc.
Delafield Fund, Inc.                            Short Term Income Fund, Inc.
Florida Daily Municipal Income Fund             Tax Exempt Proceeds Fund, Inc.
Georgia Daily Municipal Income Fund, Inc.       Virginia Daily Municipal Income Fund, Inc.
Institutional Daily Income Fund



Custody Agreement by and between each of the following investment companies and Investors Fiduciary Trust Company dated April 1, 1994, as amended February 27, 1997 and December 31, 1999:




California Daily Tax Free Income Fund, Inc.     New Jersey Daily Municipal Income Fund, Inc.
Connecticut Daily Tax Free Income Fund, Inc.    New York Daily Tax Free Income Fund, Inc.
Cortland Trust, Inc.                            North Carolina Daily Municipal Income Fund, Inc.
Daily Tax Free Income Fund, Inc.                Pennsylvania Daily Municipal Income Fund
Delafield Fund, Inc.                            Reich & Tang Equity Fund, Inc.
Florida Daily Municipal Income Fund             Short Term Income Fund, Inc.
Georgia Daily Municipal Income Fund, Inc.       Tax Exempt Proceeds Fund, Inc.
Institutional Daily Income Fund                 Virginia Daily Municipal Income Fund, Inc.
Michigan Daily Tax Free Income Fund, Inc.


Custody Agreement by and between Reich & Tang Asset Management, L.P. and Investors Fiduciary Trust Compay dated December 1, 1994.

Custody Agreement by and between Back Bay Funds, Inc. and Investors Fiduciary Trust Compay dated December 15, 1997.

Custody Agreement by and between The Bradford Funds, Inc. and Investors Fiduciary Trust Compay dated March 1, 1998.

Custody Agreement by and between Daily Dollar International, Ltd. and Investors Fiduciary Trust Compay dated April 21, 1994.

Custody Agreement by and between PAX World Money Market Fund, Inc. and Investors Fiduciary Trust Compay dated March 1, 1998.


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